Exhibit 99.1

LIVE OAK BANCSHARES, INC. REPORTS FOURTH QUARTER 2018 RESULTS

Wilmington, NC, January 23, 2019 - Live Oak Bancshares, Inc. (Nasdaq: LOB) (“Live Oak” or “the Company”) today reported fourth quarter net earnings available to common shareholders of $10.5 million, or $0.26 per diluted share, compared to $71.7 million, or $1.74 per diluted share, for the fourth quarter of 2017.  Net earnings for the year ended December 31, 2018 totaled $51.4 million, or $1.24 per diluted share, compared to $100.5 million for the year ended December 31, 2017, or $2.65 per diluted share.  The fourth quarter of 2017 included a one-time pretax gain of $68.0 million related to an equity method investment in Apiture, LLC ("Apiture"), an $18.9 million revaluation of the Company's net deferred tax liability, and several other smaller non-routine costs.

During the fourth quarter of 2018, the Company implemented a strategic decision to retain a larger portion of its loans eligible for sale on balance sheet in order to reduce earnings volatility and maximize long-term profitability with what the Company believes is a more predictable earnings model.

“We are very pleased with the contributions Live Oak made in 2018 to the success of small business owners and to the changing landscape of the financial services industry.  We exited the year having originated just under $1.8 billion in loans and leases.  Recurring revenue grew 34% compared to 2017 with ample capital and strong sustained liquidity, further reflecting traction in strategic initiatives designed to maximize our unique business model.  We anticipate that our recent decision to retain more of our loan production will bring more predictability to our growing revenue streams.  Our technology and people investments have us well-positioned to serve more small businesses across the U.S. while also meaningfully contributing to the transformation of the financial services industry.  As we head into 2019, we will continue to focus on investments in our employees, customers and our community,” said James S. Mahan, III, Chief Executive Officer of Live Oak.

Year over Year Highlights

(Dollars in thousands, except per share data)			Increase (Decrease)
	2018	2017	Dollars	Percent
Net interest income and servicing revenues	$137,164	$102,622	$34,542	34%
Net income	51,448	100,499	(49,051)	(49)
Diluted earnings per share	1.24	2.65	(1.41)	(53)
Non-GAAP net income (1)	54,571	47,187	7,384	16
Non-GAAP diluted earnings per share (1)	1.32	1.25	0.07	5
Total assets	3,670,449	2,758,474	911,975	33
Total loans and leases	2,530,812	2,024,427	506,385	25
Loan and lease production:
Loans and leases originated	$1,765,680	$1,934,238	$(168,558)	(9)%
% Fully funded	56.5%	50.9%	n/a	n/a
Loan sales:
Guaranteed loans sold	$945,178	$787,926	$157,252	20%
Net gains on sales of guaranteed loans	76,473	79,090	(2,617)	(3)
Average net gain on sale of guaranteed loans, per million sold	80.91	100.38	(19.47)	(19)

(1) See accompanying GAAP to Non-GAAP Reconciliation.

Fourth Quarter 2018 Key Measures

(Dollars in thousands, except per share data)			Increase (Decrease)
	Q4 2018	Q4 2017	Dollars	Percent	Q3 2018
Net interest income and servicing revenues	$36,547	$28,977	$7,570	26%	$35,230
Net income	10,490	71,730	(61,240)	(85)	14,252
Diluted earnings per share	0.26	1.74	(1.48)	(85)	0.34
Non-GAAP net income (1)	10,764	16,875	(6,111)	(36)	16,562
Non-GAAP diluted earnings per share (1)	0.26	0.41	(0.15)	(36)	0.40
Loan and lease production:
Loans and leases originated	$498,987	$483,422	$15,565	3%	$377,337
% Fully funded	49.8%	42.9%	n/a	n/a	48.2%
Loan sales:
Guaranteed loans sold	$104,646	$211,654	$(107,008)	(51)%	$298,073
Net gains on sales of guaranteed loans	6,261	23,314	(17,053)	(73)	21,406
Average net gain on sale of guaranteed loans, per million sold	59.83	110.15	(50.32)	(46)	71.81

(1) See accompanying GAAP to Non-GAAP Reconciliation.

Loans and Leases

At December 31, 2018, the total loan and lease portfolio of $2.53 billion increased 25.0% from its level a year ago and 11.1% from its level at September 30, 2018.  Compared to the third quarter of 2018, loans and leases held for investment increased $212.1 million, or 13.0%, to $1.84 billion while loans held for sale increased $40.9 million, or 6.3%, to $687.4 million. Loan and lease originations totaled $499.0 million during the fourth quarter of 2018, an increase of $121.7 million, or 32.2%, from the third quarter of 2018.  Originations for year ended December 31, 2018 declined by 8.7% to $1.77 billion compared to $1.93 billion for the year ended December 31, 2017.  The total loan and lease portfolio at December 31, 2018, and September 30, 2018, of $2.53 billion and $2.28 billion, respectively, comprised approximately 62.0% and 64.4% of unguaranteed loans and leases, respectively.

Average loans and leases were $2.40 billion during the fourth quarter of 2018 compared to $2.31 billion during the third quarter of 2018.

Deposits

Total deposits increased by $225.3 million, or 7.7%, to $3.15 billion at December 31, 2018 from $2.92 billion at September 30, 2018, consistent with desired liquidity levels and the growing loan and lease portfolio. Average total interest-bearing deposits for the fourth quarter of 2018 increased $31.9 million, or 1.1%, to $2.94 billion, compared to $2.91 billion for the third quarter of 2018. The ratio of average total loans and leases to average interest-bearing deposits was 81.7% for the fourth quarter of 2018, compared to 79.3% for the third quarter of 2018.

Net Interest Income

Net interest income for the fourth quarter of 2018 rose to $28.8 million compared to $23.0 million for the fourth quarter of 2017 and $27.7 million for the third quarter of 2018. The increase from the prior year was driven by the significant growth in the combined held for sale and held for investment loan and lease portfolios along with higher investment security holdings reflecting the Company's ongoing initiative to grow recurring revenue sources.  The increase from the third quarter of 2018 arose from a higher average loan and lease portfolio balance and an improved yield on interest earning assets of thirty-three basis points.  The net interest margin for the fourth quarter of 2018 increased eleven basis points to 3.72% versus 3.61% in the third quarter of 2018 as the increased yield on the loan and lease portfolio outpaced the increase in the average rate of interest bearing deposits.  The Company anticipates that it is positioned to benefit from a rising rate environment with 72.3% of the total held for sale and held for investment loan and lease portfolio priced at variable rates that adjust on either a calendar monthly or quarterly basis.

Noninterest Income

Noninterest income for the fourth quarter of 2018 decreased to $18.1 million compared to $95.4 million for the fourth quarter of 2017 and $24.3 million for the third quarter of 2018.

The primary driver of the decrease in noninterest income compared to the fourth quarter of 2017 was the $68.0 million one-time gain arising from the Company’s equity method investment in Apiture.

Also, largely contributing to the decrease in noninterest income compared to the fourth quarter of 2017 and third quarter of 2018 were lower net gains on sales of loans.  The Company’s net gains on sales of loans decreased to $5.7 million in the fourth quarter of 2018 compared to $23.3 million in the fourth quarter of 2017 and $22.0 million in the third quarter of 2018.  The volume of guaranteed loan sales in the fourth quarter of 2018 declined to $104.6 million compared to $211.7 million in the fourth quarter of 2017 and $298.1 million in the third quarter of 2018. The decline in loan sale volumes is consistent with the Company’s recent strategic shift to hold substantially more of its production on balance sheet.  The average net gains on guaranteed loan sales decreased to $59.8 thousand per million sold in the fourth quarter of 2018 versus $110.2 thousand in the fourth quarter of 2017 and $71.8 thousand in the third quarter of 2018. The decline in average net gains on guaranteed loan sales for the fourth quarter of 2018 compared to the fourth quarter of 2017 and third quarter of 2018 was impacted by fair value fluctuations in exchange-traded interest rate lock commitments amounting to a net loss of $1.8 million and $38 thousand for the fourth quarter of 2018 and 2017, respectively, and a net gain of $770 thousand for the third quarter of 2018.  This resulted in a reduction to the average net gains on guaranteed loan sales of $17.6 thousand per million sold and $0.2 thousand in the fourth quarter of 2018 and 2017, respectively, and an increase of $2.6 thousand per million sold in the third quarter of 2018.  The decline in average loan sale pricing from the fourth quarter of 2017 was also largely influenced by deteriorating market conditions and the higher interest rate environment which led to increased prepayment speeds.  Other factors contributing to the decline from the third quarter of 2018 was the specific mix of loans sold by the Company rather than market conditions for the purchase of guaranteed loans which were generally improved during the fourth quarter.

Partially offsetting the overall decline in noninterest income compared to the fourth quarter of 2017 and third quarter of 2018 were increases in loan servicing revenues, lower losses from the loan servicing asset revaluation and higher lease income.

Loan servicing revenues of $7.8 million in the fourth quarter of 2018 rose by $1.8 million, or 29.2%, from the fourth quarter of 2017 and by $246 thousand, or 3.3%, from the third quarter of 2018. The net loss resulting from the revaluation of the servicing asset totaled $627 thousand for the fourth quarter of 2018, a decrease of $5.7 million compared to the fourth quarter of 2017 and a decrease of $8.8 million compared to the third quarter of 2018, largely because of the aforementioned improvement in market conditions during the fourth quarter.

Lease income from solar panels contributed $2.2 million in noninterest income in the fourth quarter of 2018, compared to $1.2 million in the fourth quarter of 2017 and $2.2 million in the third quarter of 2018.  The Company began offering operating lease agreements for solar panels to third parties at the end of the first quarter of 2017.

Noninterest Expense

Noninterest expense for the fourth quarter of 2018 decreased to $32.6 million compared to $41.0 million for the fourth quarter of 2017 and $41.2 million for the third quarter of 2018.

Salaries and employee benefits for the fourth quarter of 2018 decreased to $14.5 million compared to $19.0 million for the fourth quarter of 2017 and $20.6 million for the third quarter of 2018.  These declines were largely influenced by the Company’s reversal of accrued incentive compensation due to not meeting budgeted performance metrics for the year ending December 31, 2018 along with the exit from the title insurance business during the prior quarter.  These decreases were partially offset by the ongoing expansion of the Company’s workforce and infrastructure to support its initiatives.

Another factor contributing to the lower noninterest expense level was the absence of impairment expense related to Reltco which was $3.6 million for the fourth quarter of 2017 and $2.7 million for the third quarter of 2018 associated with its sale.

Partially offsetting the decrease in noninterest expense from the fourth quarter of 2017 were increases in travel expense of $1.2 million attributable to routine maintenance for corporate aircraft and equipment expense of $1.2 million related to higher levels of depreciation related to solar panels acquired for the Company’s renewable energy leasing business.  Travel expense increased $1.3 million compared to the third quarter of 2018 also attributable to routine maintenance for corporate aircraft during the fourth quarter of 2018.

Asset Quality

The unguaranteed exposure of nonperforming loans increased to $14.5 million, or 0.79% of total loans and leases held for investment, at December 31, 2018, compared to $12.9 million, or 0.79%, at September 30, 2018.  Total nonperforming loans increased to $57.7 million in the fourth quarter of 2018 from $52.7 million at the end of the prior quarter.

The unguaranteed exposure of foreclosed assets decreased to $148 thousand at December 31, 2018, from $158 thousand at September 30, 2018.  Foreclosed assets decreased $335 thousand to $1.1 million at December 31, 2018, from $1.4 million at September 30, 2018.

Net charge-offs of $1.2 million in the fourth quarter of 2018 decreased compared to $2.3 million in the third quarter of 2018 and increased compared to $892 thousand in the fourth quarter of 2017.  Net charge-offs as a percentage of average held for investment loans and leases, annualized, for both quarters ended December 31, 2018 and 2017, was 0.28%.  Net charge-offs for the twelve months of 2018 totaled $4.8 million compared to $3.6 million for the twelve months of 2017.

Provision for Loan and Lease Losses

The provision for loan and lease losses for the fourth quarter of 2018 totaled $6.8 million compared to a negative provision expense of $243 thousand for the third quarter of 2018 and a provision expense of $4.1 million for the fourth quarter of 2017.  The increase in provision expense was largely the result of growth in the loan and lease portfolio combined with increases in classified and past due loans over the past year.  The quarter over quarter change was further magnified by the $2.9 million reduction in provision during the third quarter of 2018 due to updated loss factors, consistent with our methodology for estimating the allowance for loan and lease losses.

The allowance for loan and lease losses totaled $32.4 million at December 31, 2018, compared to $26.8 million at September 30, 2018. The allowance for loan and lease losses as a percentage of total loans and leases held for investment was 1.76% and 1.64% at December 31, 2018, and September 30, 2018, respectively.

Income Tax

There was a net income tax benefit in the fourth quarter of 2018 of $3.0 million compared to net income tax expense of $1.6 million in the fourth quarter of 2017 and a net income tax benefit of $3.2 million in the third quarter of 2018.  The Company’s effective tax rate is predominantly driven by the leasing of renewable energy assets which generated $20.3 million and $24.9 million in investment tax credits for the years ended December 31, 2018 and 2017, respectively.  As the lessor of these assets, the Company is accomplishing broader strategic initiatives in the renewable energy sector.

Conference Call

Live Oak will host a conference call to discuss quarterly results at 9:00 a.m. ET tomorrow morning (January 24, 2019). Media representatives, analysts and the public are invited to listen to this discussion by calling (844) 743-2494 (domestic) or (661) 378-9528 (international) with conference ID 9893275. A live webcast of the conference call along with presentation materials referenced during the conference call will be available on the Investor Relations page of the Company’s website at http://investor.liveoakbank.com. A replay of the webcast will be archived on the Company's website for one year.  A replay of the conference call will also be available until 5:00 p.m. ET January 31, 2019 and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international).

CFO Commentary

Additional commentary on the quarter by Brett Caines, Chief Financial Officer of the Company, is available at http://investor.liveoakbank.com in the supporting materials for the conference call.

Important Note Regarding Forward-Looking Statements

Statements in this press release that are based on other than historical data or that express the Company’s plans or expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include changes in Small Business Administration (“SBA”) rules, regulations or loan products, including the Section 7(a) program, changes in SBA standard operating procedures or changes in Live Oak Banking Company's status as an SBA Preferred Lender; changes in rules, regulations or procedures for other government loan programs, including those of the United States Department of Agriculture; a reduction in or the termination of the Company's ability to use the technology-based platform that is critical to the success of its business model, including a failure in or a breach of operational or security systems; competition from other lenders; the Company's ability to attract and retain key personnel; market and economic conditions and the associated impact on the Company; operational, liquidity and credit risks associated with the Company's business; the impact of heightened regulatory scrutiny of financial products and services and the Company's ability to comply with regulatory requirements and expectations; and the other factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

About Live Oak Bancshares, Inc.

Live Oak Bancshares, Inc. (Nasdaq: LOB) is a financial holding company and the parent company of Live Oak Banking Company.  Live Oak Bancshares and its subsidiaries partner with businesses that have a common focus of changing the banking industry by bringing efficiency and excellence to customers using technology and innovation.

Contacts:

Brett Caines | CFO | Investor Relations | 910.796.1645 & Micah Davis | Marketing Director | Media Relations | 910.550.2255

Live Oak Bancshares, Inc.

Quarterly Statements of Income (unaudited)

(Dollars in thousands, except per share data)

	Three months ended
	4Q 2018	3Q 2018	2Q 2018	1Q 2018	4Q 2017
Interest income
Loans and fees on loans	$40,628	$37,724	$36,267	$32,691	$29,343
Investment securities, taxable	2,558	2,528	2,530	1,117	468
Other interest earning assets	1,568	1,638	2,179	1,215	725
Total interest income	44,754	41,890	40,976	35,023	30,536
Interest expense
Deposits	15,959	14,165	13,927	10,418	7,330
Borrowings	—	1	1	129	230
Total interest expense	15,959	14,166	13,928	10,547	7,560
Net interest income	28,795	27,724	27,048	24,476	22,976
Provision for (recovery of) loan and leases losses	6,822	(243)	2,087	4,392	4,055
Net interest income after provision for loan and lease losses	21,973	27,967	24,961	20,084	18,921
Noninterest income
Loan servicing revenue	7,752	7,506	6,965	6,898	6,001
Loan servicing asset revaluation	(627)	(9,380)	(3,670)	(5,088)	(6,307)
Net gains on sales of loans	5,687	22,004	23,061	24,418	23,314
Lease income	2,244	2,194	1,920	1,608	1,165
Gain on contribution to equity method investment	—	—	—	—	68,000
Construction supervision fee income	323	578	597	779	699
Title insurance income	—	479	996	1,300	1,762
Other noninterest income	2,686	950	744	841	807
Total noninterest income	18,065	24,331	30,613	30,756	95,441
Noninterest expense
Salaries and employee benefits	14,503	20,553	22,146	20,209	18,982
Travel expense	3,269	2,003	2,041	1,843	2,089
Professional services expense	1,233	1,228	1,119	1,298	709
Advertising and marketing expense	1,023	1,462	1,868	1,662	1,386
Occupancy expense	1,738	1,588	1,882	1,857	2,177
Data processing expense	2,606	3,661	2,906	2,837	2,913
Equipment expense	3,630	3,649	3,368	3,077	2,474
Other loan origination and maintenance expense	1,482	1,742	1,414	1,329	1,383
Renewable energy tax credit investment impairment	—	—	—	—	690
FDIC insurance	547	1,105	1,010	572	898
Title insurance closing services expense	—	114	372	426	541
Impairment expense on goodwill and other intangibles, net	—	2,680	—	—	3,648
Other expense	2,527	1,459	2,704	2,962	3,134
Total noninterest expense	32,558	41,244	40,830	38,072	41,024
Income before taxes	7,480	11,054	14,744	12,768	73,338
Income tax expense (benefit)	(3,010)	(3,198)	491	315	1,608
Net income	$10,490	$14,252	$14,253	$12,453	$71,730
Earnings per share
Basic	$0.26	$0.36	$0.36	$0.31	$1.80
Diluted	$0.26	$0.34	$0.34	$0.30	$1.74
Weighted average shares outstanding
Basic	40,148,115	40,119,561	40,027,336	39,926,781	39,879,345
Diluted	41,075,864	41,688,430	41,619,647	41,399,930	41,184,793

Live Oak Bancshares, Inc.

Quarterly Balance Sheets (unaudited)

(Dollars in thousands)

	As of the quarter ended
	4Q 2018	3Q 2018	2Q 2018	1Q 2018	4Q 2017
Assets
Cash and due from banks	$316,823	$368,565	$392,941	$527,952	$295,271
Certificates of deposit with other banks	7,250	750	2,250	2,250	3,000
Investment securities available-for-sale	380,490	374,284	382,890	376,453	93,355
Loans held for sale	687,393	646,475	757,494	720,511	680,454
Loans and leases held for investment	1,843,419	1,631,337	1,534,368	1,442,077	1,343,973
Allowance for loan and lease losses	(32,434)	(26,797)	(29,350)	(28,050)	(24,190)
Net loans and leases	1,810,985	1,604,540	1,505,018	1,414,027	1,319,783
Premises and equipment, net	262,524	263,861	234,817	216,831	178,790
Foreclosed assets	1,094	1,429	1,725	1,519	1,281
Servicing assets	47,641	49,261	52,689	53,120	52,298
Other assets	156,249	135,592	143,145	148,200	134,242
Total assets	$3,670,449	$3,444,757	$3,472,969	$3,460,863	$2,758,474
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$53,993	$48,622	$46,192	$48,755	$57,868
Interest-bearing	3,095,590	2,875,666	2,923,044	2,924,586	2,202,395
Total deposits	3,149,583	2,924,288	2,969,236	2,973,341	2,260,263
Long term borrowings	1,457	1,506	3,385	3,489	26,564
Other liabilities	25,849	41,733	37,362	35,197	34,714
Total liabilities	3,176,889	2,967,527	3,009,983	3,012,027	2,321,541
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—	—
Class A common stock (voting)	278,945	276,831	274,043	271,451	268,557
Class B common stock (non-voting)	49,168	49,168	49,168	49,168	49,168
Retained earnings	167,124	157,839	144,791	131,739	120,241
Accumulated other comprehensive loss	(1,677)	(6,608)	(5,016)	(3,522)	(1,033)
Total equity	493,560	477,230	462,986	448,836	436,933
Total liabilities and shareholders’ equity	$3,670,449	$3,444,757	$3,472,969	$3,460,863	$2,758,474

Live Oak Bancshares, Inc.

Statements of Income (unaudited)

(Dollars in thousands, except per share data)

	Twelve months ended
	December 31, 2018	December 31, 2017
Interest income
Loans and fees on loans	$147,310	$99,633
Investment securities, taxable	8,733	1,432
Other interest earning assets	6,600	2,407
Total interest income	162,643	103,472
Interest expense
Deposits	54,469	24,223
Borrowings	131	1,215
Total interest expense	54,600	25,438
Net interest income	108,043	78,034
Provision for loan and lease losses	13,058	9,536
Net interest income after provision for loan and lease losses	94,985	68,498
Noninterest income
Loan servicing revenue	29,121	24,588
Loan servicing asset revaluation	(18,765)	(13,171)
Net gains on sales of loans	75,170	78,590
Lease income	7,966	1,856
Gain on contribution to equity method investment	—	68,000
Construction supervision fee income	2,277	1,776
Title insurance income	2,775	7,565
Other noninterest income	5,221	3,717
Total noninterest income	103,765	172,921
Noninterest expense
Salaries and employee benefits	77,411	74,669
Travel expense	9,156	8,124
Professional services expense	4,878	4,937
Advertising and marketing expense	6,015	6,363
Occupancy expense	7,065	6,195
Data processing expense	12,010	8,449
Equipment expense	13,724	7,479
Other loan origination and maintenance expense	5,967	4,970
Renewable energy tax credit investment impairment	—	690
FDIC insurance	3,234	3,206
Title insurance closing services expense	912	2,418
Impairment expense on goodwill and other intangibles, net	2,680	3,648
Other expense	9,652	12,017
Total noninterest expense	152,704	143,165
Income before taxes	46,046	98,254
Income tax benefit	(5,402)	(2,245)
Net income	$51,448	$100,499
Earnings per share
Basic	$1.28	$2.75
Diluted	$1.24	$2.65
Weighted average shares outstanding
Basic	40,056,230	36,592,893
Diluted	41,446,750	37,859,535

Live Oak Bancshares, Inc.

Quarterly Selected Financial Data

(Dollars in thousands, except per share data)

	As of and for the three months ended
	4Q 2018	3Q 2018	2Q 2018	1Q 2018	4Q 2017
Income Statement Data
Net income	$10,490	$14,252	$14,253	$12,453	$71,730
Per Common Share
Net income, basic	$0.26	$0.36	$0.36	$0.31	$1.80
Net income, diluted	0.26	0.34	0.34	0.30	1.74
Dividends declared	0.03	0.03	0.03	0.03	0.03
Book value	12.29	11.89	11.55	11.23	10.95
Tangible book value (1)	12.29	11.89	11.45	11.13	10.85
Performance Ratios
Return on average assets (annualized)	1.20%	1.65%	1.61%	1.64%	11.21%
Return on average equity (annualized)	8.64	12.08	12.34	11.08	68.33
Net interest margin	3.72	3.61	3.46	3.72	4.07
Efficiency ratio (1)	69.48	79.23	70.81	68.93	34.64
Noninterest income to total revenue	38.55	46.74	53.09	55.69	80.60
Selected Loan Metrics
Loans and leases originated	$498,987	$377,337	$491,797	$397,559	$483,422
Guaranteed loans sold	104,646	298,073	295,216	247,243	211,654
Average net gain on sale of guaranteed loans	59.83	71.81	82.61	98.76	110.15
Held for sale guaranteed loans (note amount) (2)	914,354	896,464	1,075,801	1,068,886	1,087,636
Outstanding balance of sold loans serviced:
Guaranteed	3,045,460	3,102,820	2,951,379	2,812,108	2,680,641
Unguaranteed	174,066	170,784	155,939	174,867	169,355
Total	3,219,526	3,273,604	3,107,318	2,986,975	2,849,996
Asset Quality Ratios
Allowance for loan losses to loans and leases held for investment	1.76%	1.64%	1.91%	1.95%	1.80%
Net charge-offs	$1,185	$2,310	$787	$532	$892
Net charge-offs to average loans and leases held for investment (3)	0.28%	0.57%	0.21%	0.15%	0.28%
Nonperforming loans	$57,690	$52,709	$46,105	$36,776	$23,480
Foreclosed assets	1,094	1,429	1,725	1,519	1,281
Nonperforming loans (unguaranteed exposure)	14,488	12,897	11,466	7,386	3,610
Foreclosed assets (unguaranteed exposure)	148	158	197	101	90
Nonperforming loans not guaranteed by the SBA and foreclosures	$14,636	$13,055	$11,663	$7,487	$3,700
Nonperforming loans and foreclosures, not guaranteed by the SBA, to total assets	0.40%	0.38%	0.34%	0.22%	0.13%
Capital Ratios
Common equity tier 1 capital (to risk-weighted assets)	15.92%	16.95%	16.78%	16.36%	17.81%
Total capital (to risk-weighted assets)	17.12	18.01	17.97	17.51	18.91
Tier 1 risk based capital (to risk-weighted assets)	15.92	16.95	16.78	16.36	17.81
Tier 1 leverage capital (to average assets)	12.53	12.53	11.81	13.32	15.53

Notes to Quarterly Selected Financial Data

(1)  See accompanying GAAP to Non-GAAP Reconciliation.

(2)  Includes the entire note amount, including undisbursed funds for the multi-advance loans.

(3)  Quarterly net charge-offs as a percentage of quarterly average loans and leases held for investment, annualized.

Live Oak Bancshares, Inc.

Quarterly Average Balances and Net Interest Margin

(Dollars in thousands)

	Three months ended December 31, 2018			Three months ended September 30, 2018
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest earning assets:
Interest earning balances in other banks	$284,320	$1,568	2.19%	$349,739	$1,638	1.86%
Investment securities	384,481	2,558	2.64	388,520	2,528	2.58
Loans held for sale	684,013	11,555	6.70	693,517	11,270	6.45
Loans and leases held for investment (1)	1,716,023	29,073	6.72	1,612,699	26,454	6.51
Total interest earning assets	3,068,837	44,754	5.79	3,044,475	41,890	5.46
Less: allowance for loan and lease losses	(26,816)			(29,266)
Non-interest earning assets	448,074			434,963
Total assets	$3,490,095			$3,450,172
Interest bearing liabilities:
Interest bearing checking	$18,975	$52	1.09%	$31,950	$87	1.08%
Savings	881,280	4,151	1.87	943,958	4,026	1.69
Money market accounts	85,479	155	0.72	120,702	314	1.03
Certificates of deposit	1,952,833	11,601	2.36	1,810,040	9,738	2.13
Total interest bearing deposits	2,938,567	15,959	2.15	2,906,650	14,165	1.93
Other borrowings	1,521	—	0.00	3,365	1	0.12
Total interest bearing liabilities	2,940,088	15,959	2.15	2,910,015	14,166	1.93
Non-interest bearing deposits	45,696			46,272
Non-interest bearing liabilities	18,474			21,804
Shareholders' equity	485,837			472,081
Total liabilities and shareholders' equity	$3,490,095			$3,450,172
Net interest income and interest rate spread		$28,795	3.64%		$27,724	3.53%
Net interest margin			3.72			3.61
Ratio of average interest-earning assets to average interest-bearing liabilities			104.38%			104.62%

(1)Average loan and lease balances include non-accruing loans.

Live Oak Bancshares, Inc.

GAAP to Non-GAAP Reconciliation

(Dollars in thousands)

	As of and for the three months ended
	4Q 2018	3Q 2018	2Q 2018	1Q 2018	4Q 2017
Total shareholders’ equity	$493,560	$477,230	$462,986	$448,836	$436,933
Less:
Goodwill	—	—	—	—	—
Other intangible assets	—	—	3,980	4,122	4,264
Tangible shareholders’ equity (a)	$493,560	$477,230	$459,006	$444,714	$432,669
Shares outstanding (c)	40,155,792	40,140,417	40,086,409	39,974,148	39,895,583
Total assets	$3,670,449	$3,444,757	$3,472,969	$3,460,863	$2,758,474
Less:
Goodwill	—	—	—	—	—
Other intangible assets	—	—	3,980	4,122	4,264
Tangible assets (b)	$3,670,449	$3,444,757	$3,468,989	$3,456,741	$2,754,210
Tangible shareholders’ equity to tangible assets (a/b)	13.45%	13.85%	13.23%	12.87%	15.71%
Tangible book value per share (a/c)	$12.29	$11.89	$11.45	$11.13	$10.85
Efficiency ratio:
Noninterest expense (d)	$32,558	$41,244	$40,830	$38,072	$41,024
Net interest income	28,795	27,724	27,048	24,476	22,976
Noninterest income	18,065	24,331	30,613	30,756	95,441
Less: gain on sale of securities	—	—	—	—	—
Adjusted operating revenue (e)	$46,860	$52,055	$57,661	$55,232	$118,417
Efficiency ratio (d/e)	69.48%	79.23%	70.81%	68.93%	34.64%

Live Oak Bancshares, Inc.

GAAP to Non-GAAP Reconciliation (Continued)

(Dollars in thousands)

	Three months ended			Twelve months ended
	4Q 2018	3Q 2018	4Q 2017	4Q 2018	4Q 2017
Reconciliation of net income to non-GAAP net income for non-routine income and expenses:
Net income	$10,490	$14,252	$71,730	$51,448	$100,499
Gain on contribution to equity method investment	—	—	(68,000)	—	(68,000)
Stock based compensation expense for restricted stock awards with an effective grant date of May 24, 2016, as discussed in Note 10 of our March 31, 2016 Form 10-Q	360	360	360	1,429	1,370
Merger costs associated with Reltco acquisition and Apiture investment	—	—	1,718	—	2,874
Trade-in loss on aircraft	—	—	—	—	206
Impairment expense on goodwill and other intangibles, net	—	2,680	3,648	2,680	3,648
Contract modification of Reltco	—	—	1,600	—	1,600
Renewable energy tax credit investment income, impairment and loss	—	—	710	—	690
Income tax effects and adjustments for non-GAAP items *	(86)	(730)	23,986	(986)	23,045
Deferred tax liability revaluation	—	—	(18,921)	—	(18,921)
Other renewable energy tax expense	—	—	44	—	176
Non-GAAP net income	$10,764	$16,562	$16,875	$54,571	$47,187
* Estimated at 24.0% for 2018 and 40.0% for 2017
Non-GAAP earnings per share:
Basic	$0.27	$0.41	$0.42	$1.36	$1.29
Diluted	$0.26	$0.40	$0.41	$1.32	$1.25
Weighted-average shares outstanding:
Basic	40,148,115	40,119,561	39,879,345	40,056,230	36,592,893
Diluted	41,075,864	41,688,430	41,184,793	41,446,750	37,859,535
Reconciliation of financial statement line items as reported to adjusted for non-routine income and expenses:
Noninterest income, as reported	$18,065	$24,331	$95,441	$103,765	$172,921
Gain on contribution to equity method investment	—	—	(68,000)	—	(68,000)
Renewable energy tax credit investment income	—	—	20	—	—
Noninterest income, as adjusted	$18,065	$24,331	$27,461	$103,765	$104,921
Noninterest expense, as reported	$32,558	$41,244	$41,024	$152,704	$143,165
Stock based compensation expense	(360)	(360)	(360)	(1,429)	(1,370)
Merger costs associated with Reltco acquisition and Apiture investment	—	—	(1,718)	—	(2,874)
Trade-in loss on aircraft	—	—	—	—	(206)
Impairment expense on goodwill and other intangibles, net	—	(2,680)	(3,648)	(2,680)	(3,648)
Contract modification of Reltco	—	—	(1,600)	—	(1,600)
Renewable energy tax credit investment impairment and loss	—	—	(690)	—	(690)
Noninterest expense, as adjusted	$32,198	$38,204	$33,008	$148,595	$132,777
Income before taxes, as reported	$7,480	$11,054	$73,338	$46,046	$98,254
Gain on contribution to equity method investment	—	—	(68,000)	—	(68,000)
Renewable energy tax credit investment income	—	—	20	—	—
Stock based compensation expense	360	360	360	1,429	1,370
Merger costs associated with Reltco acquisition and Apiture investment	—	—	1,718	—	2,874
Trade-in loss on aircraft	—	—	—	—	206
Impairment expense on goodwill and other intangibles, net	—	2,680	3,648	2,680	3,648
Contract modification of Reltco	—	—	1,600	—	1,600
Renewable energy tax credit investment impairment and loss	—	—	690	—	690
Income before taxes, as adjusted	$7,840	$14,094	$13,374	$50,155	$40,642
Income tax expense (benefit), as reported	$(3,010)	$(3,198)	$1,608	$(5,402)	$(2,245)
Income tax effects and adjustments for non- recurring income and expenses	86	730	(23,986)	986	(23,045)
Deferred tax liability revaluation	—	—	18,921	—	18,921
Other renewable energy tax expense	—	—	(44)	—	(176)
Income tax expense (benefit), as adjusted	$(2,924)	$(2,468)	$(3,501)	$(4,416)	$(6,545)

This press release presents the non-GAAP financial measures previously shown. The adjustments to reconcile from the applicable GAAP financial measure to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results. The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company. The non-GAAP financial measures are used by management to assess the performance of the Company’s business for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by shareholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.